Exhibit T3A-13

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:25 PM 05/28/2013
FILED 03:37 PM 05/28/2013
SRV 130670055 - 4920389 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company: GenOn West GP, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Limited Liability Company is: NRG California South GP LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21 day of May, A.D. 2013.

By:	/s/ Kristine Heiberger
Authorized Person(s)

Name:	Kristine Heiberger
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:01 AM 12/30/2010
FILED 08:05 AM 12/30/2010
SRV 101214631 - 4920389 FILE

CERTIFICATE OF FORMATION

OF

GENON WEST GP, LLC

Pursuant to Section 18-201 of the

Delaware Limited Liability Company Act

1.                                      The name of the limited liability company is GenOn West GP, LLC.

2.                                      The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 30th day of December, 2010.

By:	/s/ Steven B. Nickerson
Name: Steven B. Nickerson
Title: Authorized Person

Certificate of Formation (Step 12)

i